EXHIBIT 31.2

CERTIFICATION

I, Jonathan Lieber, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A of Histogenics Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 19, 2017	/s/ Jonathan Lieber
Jonathan Lieber
Chief Financial Officer
(Principal Financial and Accounting Officer)